Rule 10f-3 Transaction Exhibit
Nuveen Municipal Market Opportunity Fund, Inc.
FILE #811-6040
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
6/25/08
Michigan Tobacco Settlement Authority
$206,213,850.75
$2,962,129.50
Citigroup Global Markets Inc.
DEPFA First Albany Securities LLC
Comerica Securities
Fifth Third Securities, Inc.
Lehman Brothers
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated